Exhibit 99.1

News Release For Immediate Release

Catasys Appoints Three Healthcare Executives to Board of Directors

Los Angeles, CA – November 1, 2018 – Catasys, Inc. (NASDAQ: CATS) (“Catasys” or the “Company”), a leading AI and technology-enabled healthcare company, today announced the appointment of Edward Zecchini, Sharon Gabrielson, and Diane Seloff to its Board of Directors. Messrs. Rick Anderson and Dave Smith have stepped down as directors to accommodate the new Board members. With these changes, Catasys has a total of seven Board members.

Management Comments

Mr. Terren Peizer, Chairman and CEO of Catasys, stated, “We are pleased to welcome three accomplished executives in Ed, Sharon, and Diane to Catasys’ Board of Directors. These appointments follow Jeremiah Stone’s joining Catasys as Chief Technology Officer in July and speak to our commitment to continue improving our advanced technologies while maximizing the growth potential of our business. With more than 30 years of executive experience at various innovative healthcare and information technology businesses, Ed has the background to help Catasys expand its technology piece and further accelerate the scaling of our business. Diane possesses over 25 years of experience in the broader healthcare industry with proven success as an operator at a company with a similar services model to Catasys, which we believe will prove valuable as we look to expedite our growth trajectory. Finally, as we are starting to see traction in the Administrative Services Only (ASO), or self-funded healthcare, side of our business, we believe Sharon’s experience in business development and creative market-driven solutions will only serve to maximize our growing ASO and employer self-funded business and opportunities.”

Mr. Peizer concluded, “Each of these individuals bring a certain set of skills and experiences to the table. More significantly, our new Board members are excited about the prospects of Catasys’ business and look forward to making their contributions to expediting the Company’s growth and success in the years ahead. In the coming months, we will be evaluating potential new additions to our Board, including C-Suite executives from national health plans, which we believe will help us in executing our current strategy.”

Mr. Edward Zecchini has over 30 years of experience in the healthcare and information technology industries. Since 2014, Mr. Zecchini has served Chief Information Officer for Remedy Partners where he is responsible for building the technology and infrastructure necessary to support the implementation of bundled payment programs and other episode financing business lines. From 2010 to 2014, he served as Executive Vice President and Chief Technology Officer of Sandata Technologies, LLC, the leading provider of information technology solutions to the home healthcare industry. He also previously served as President and CEO of IT Analytics LLC, a technology consulting firm, and as Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership.

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Ms. Sharon Gabrielson has dedicated over 35 years to the healthcare industry and has extensive industry experience in technology, finance, human resources, insurance, mergers and acquisitions, and business development. Ms. Gabrielson currently serves as Chair of the Mayo Clinic’s Global Business Solutions Department where she is transforming an underperforming unit into the heart of Mayo’s business diversification and profitability. She directs the domestic and international new business development opportunities for commercializing the Clinic’s competencies to deliver service-based products to the B2B and B2C markets. Ms. Gabrielson has also served as Administrator of the Clinic’s Office of Population Health (2014-15) and Vice Chair of Health System Administration (2010-15). In these roles, she was instrumental in developing a strategic plan for market penetration, scaling for growth and competing in a risk-based environment. In 1982, Ms. Gabrielson began her career as a registered nurse at Saint Mary’s Hospital where she served as a staff nurse and a charge nurse until 1990.

Ms. Diane Seloff possesses over 25 years of experience in the broader healthcare industry and has diverse experience in operations, human capital, finance, technology, strategic planning and business development in healthcare, financial services, and logistics. Since 2013, Ms. Seloff has served as Chief Operating Officer at Aspire Health where she was part of the founding leadership team. In the past five years, the Nashville-based startup has grown to become the nation’s largest provider of home-based palliative care and was acquired by Anthem in June 2018. As COO, Ms. Seloff built all the corporate functions for the company in its first two years and is responsible for running and transforming Aspire Health’s operations. She previously held senior executive roles in operations and development at other healthcare services and technology companies, including Vanderbilt University Medical Center. Ms. Seloff began her career as a management consultant—first at Arthur Andersen & Company and later at KPMG Peat Marwick.

About Catasys, Inc.

Catasys, Inc. harnesses proprietary big data predictive analytics, artificial intelligence and telehealth, combined with human intervention, to deliver improved member health and cost savings to health plans through integrated technology enabled treatment solutions. It is our mission to provide access to affordable and effective care, thereby improving health and reducing cost of care for people who suffer from the medical consequences of behavioral health conditions; helping these people and their families achieve and maintain better lives.

Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to treat members with behavioral conditions that cause or exacerbate co-existing medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance matched with data driven engagement technologies.

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OnTrak integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient solution. The program is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is available to members of several leading health plans in California, Connecticut, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, Nebraska, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Catasys, Inc.
Patricia Rouhafza, 310-444-4346